EXHIBIT (l)(1)

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October 5, 2011

Lazard Multi-Strategy 1099 Fund
30 Rockefeller Plaza
New York, New York 10112-6300

Ladies and Gentlemen:

                    We have acted as special counsel to Lazard Multi-Strategy 1099 Fund (the “Fund”), a statutory trust organized under the laws of the State of Delaware, in connection with the preparation and filing by the Fund with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of shares of beneficial interest in the Fund (“Shares”).

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, such records of the Fund and all such other agreements, certificates and documents of public officials, officers or representatives of the Fund and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate (collectively, the “Corporate Documents”) as a basis for our opinion set forth below.

                    We have assumed the legal capacity of natural persons executing or delivering the Corporate Documents, the genuineness of all signatures thereon, the authority of all persons executing such Corporate Documents on behalf of all parties thereto other than officers and other representatives of the Fund, the authenticity of all of the Corporate Documents submitted to us. As to any facts material to this opinion that were not independently established or verified, we have relied upon the Corporate Documents.

                    Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued in the manner described in the prospectus contained in the Registration Statement (the “Prospectus”), will be validly issued, fully paid and non-assessable.

Lazard Multi-Strategy 1099 Fund
October 5, 2011

                    We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP